Exhibit 99.2

Teleflex Incorporated
As Adjusted Segment Results of Operations	2007 Quarter — (Unaudited)			2007 Year to Date — (Unaudited)
To Reflect Discontinued Operations				6 MTHS	9 MTHS
	4/1	7/1	9/30	7/1	9/30

Revenues
Commercial	$103,194	$118,542	$116,990	$221,736	$338,726
Medical	226,889	226,428	227,825	453,317	681,142
Aerospace	110,257	107,347	113,747	217,604	331,351

Total revenues	$440,340	$452,317	$458,562	$892,657	$1,351,219

Segment operating profit (*)
Commercial	$5,528	$10,178	$2,304	$15,706	$18,010
Medical	48,609	43,218	50,448	91,827	142,275
Aerospace	12,586	12,044	7,544	24,630	32,174

Total segment operating profit	66,723	65,440	60,296	132,163	192,459

Corporate expenses	10,690	12,376	9,140	23,066	32,206
(Gain) loss on sales of businesses and assets	(793)	2,121	(207)	1,328	1,121
Restructuring and impairment charges	441	1,081	4,937	1,522	6,459
Minority interest in consolidated subsidiaries	(7,108)	(6,708)	(7,200)	(13,816)	(21,016)

Income from continuing operations before interest, taxes and minority interest	63,493	56,570	53,626	120,063	173,689
Interest expense, net	7,904	7,450	5,292	15,354	20,646

Income from continuing operations before taxes and minority interest	55,589	49,120	48,334	104,709	153,043
Taxes on income from continuing operations	14,650	9,166	104,358	23,816	128,174

Income from continuing operations before minority interest	40,939	39,954	(56,024)	80,893	24,869
Minority interest in consolidated subsidiaries	7,108	6,708	7,200	13,816	21,016

Income from continuing operations	33,831	33,246	(63,224)	67,077	3,853
Operating income from discontinued operations	17,753	93,217	7,439	110,970	118,409
Taxes on income from discontinued operations	7,310	32,602	1,251	39,912	41,163

Net income	$44,274	$93,861	$(57,036)	$138,135	$81,099

Earnings per share:
Basic:
Income from continuing operations	$0.87	$0.85	$(1.61)	$1.71	$0.10
Income from discontinued operations	$0.27	$1.55	$0.16	$1.82	$1.97

Net income	$1.13	$2.39	$(1.45)	$3.53	$2.07

Diluted:
Income from continuing operations	$0.86	$0.84	$(1.61)	$1.70	$0.10
Income from discontinued operations	$0.27	$1.53	$0.16	$1.80	$1.95

Net income	$1.12	$2.37	$(1.45)	$3.49	$2.05

Average number of common and common equivalent shares outstanding:
Basic	39,032	39,221	39,368	39,126	39,207
Diluted	39,403	39,678	39,368	39,540	39,638

(*)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other products costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, (gain) loss on sales of businesses and assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.
These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule.
Certain financial information is presented on a rounded basis, which may cause minor differences.

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Exhibit 99.2

Teleflex Incorporated
As Adjusted Segment Results of Operations	2006 Quarters — (Unaudited)				2006 Year to Date — (Unaudited)
To Reflect Discontinued Operations					6 MTHS	9 MTHS	12 MTHS
	3/26	6/25	9/24	12/31	6/25	9/24	12/31

Revenues
Commercial	$97,312	$112,688	$108,464	$108,297	$210,000	$318,464	$426,761
Medical	203,121	217,761	207,722	230,072	420,882	628,604	858,676
Aerospace	92,235	95,256	107,446	110,435	187,491	294,937	405,372

Total revenues	$392,668	$425,705	$423,632	$448,804	$818,373	$1,242,005	$1,690,809

Segment operating profit (*)
Commercial	$5,529	$9,784	$6,851	$8,334	$15,313	$22,164	$30,498
Medical	30,261	37,335	44,223	49,888	67,596	111,819	161,707
Aerospace	9,093	8,116	9,760	13,255	17,209	26,969	40,224

Total segment operating profit	44,883	55,235	60,834	71,477	100,118	160,952	232,429

Corporate expenses	10,091	8,284	9,572	17,497	18,375	27,947	45,444
(Gain) loss on sales of businesses and assets	(643)	1,828	(453)	—	1,185	732	732
Restructuring and impairment charges	4,493	7,990	3,275	6,565	12,483	15,758	22,323
Minority interest in consolidated subsidiaries	(5,249)	(5,511)	(6,206)	(6,245)	(10,760)	(16,966)	(23,211)

Income from continuing operations before interest, taxes and minority interest	36,191	42,644	54,646	53,660	78,835	133,481	187,141
Interest expense, net	8,209	8,693	8,389	9,632	16,902	25,291	34,923

Income from continuing operations before taxes and minority interest	27,982	33,951	46,257	44,028	61,933	108,190	152,218
Taxes on income from continuing operations	6,895	3,645	13,689	8,690	10,540	24,229	32,919

Income from continuing operations before minority interest	21,087	30,306	32,568	35,338	51,393	83,961	119,299
Minority interest in consolidated subsidiaries	5,249	5,511	6,206	6,245	10,760	16,966	23,211

Income from continuing operations	15,838	24,795	26,362	29,093	40,633	66,995	96,088
Operating income from discontinued operations	19,951	19,182	11,619	13,828	39,133	50,752	64,580
Taxes on income from discontinued operations	6,683	7,338	2,015	5,202	14,021	16,036	21,238

Net income	$29,106	$36,639	$35,966	$37,719	$65,745	$101,711	$139,430

Earnings per share:
Basic:
Income from continuing operations	$0.39	$0.62	$0.67	$0.75	$1.01	$1.67	$2.42
Income from discontinued operations	$0.33	$0.29	$0.24	$0.22	$0.62	$0.87	$1.09

Net income	$0.72	$0.91	$0.91	$0.97	$1.63	$2.54	$3.51

Diluted:
Income from continuing operations	$0.39	$0.61	$0.67	$0.74	$1.00	$1.66	$2.40
Income from discontinued operations	$0.33	$0.29	$0.24	$0.22	$0.62	$0.86	$1.08

Net income	$0.72	$0.90	$0.91	$0.96	$1.62	$2.53	$3.49

Average number of common and common equivalent shares outstanding:
Basic	40,346	40,244	39,465	38,983	40,295	40,019	39,760
Diluted	40,626	40,495	39,566	39,227	40,577	40,241	39,988

(*)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other products costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, (gain) loss on sales of businesses and assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.
These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule.
Certain financial information is presented on a rounded basis, which may cause minor differences.

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